A SECOND AMENDMENT TO THE MAY 3, 1996 AGREEMENT

              BETWEEN THE CITY OF ATLANTIC CITY AND

              MIRAGE RESORTS,  INCORPORATED FOR THE

        DEVELOPMENT OF THE HURON NORTH REDEVELOPMENT AREA


   1.    INITIAL RECITALS.

         THIS SECOND AMENDMENT (this "Second Amendment") KNOWN AS "A SECOND AMENDMENT TO THE MAY 3, 1996 AGREEMENT BETWEEN THE CITY OF ATLANTIC CITY AND MIRAGE RESORTS, INCORPORATED FOR THE DEVELOPMENT OF THE HURON NORTH REDEVELOPMENT AREA" IS MADE THIS 15 DAY OF December, 1998 by and between the City of Atlantic City (the "City") and MAC, CORP. (the "Redeveloper"), in consideration of the provisions set forth hereinafter and the mutual promises contained therein.

         WHEREAS, pursuant to Ordinance No. 14 of 1996 adopted by the City Council of the City of Atlantic City (the "City Council"), the City entered into a certain agreement known as "An Agreement Between the City of Atlantic City and Mirage Resorts, Incorporated for the Development of the Huron North Redevelopment Area" (the "Agreement"), which Agreement was executed on May 3, 1996; and

         WHEREAS, the Redeveloper is the successor by assignment, in accordance with Section 5.6 of the Agreement, to the rights of Mirage Resorts, Incorporated in and to the Agreement; and

         WHEREAS, pursuant to Ordinance No. 75 of 1997 adopted by the City Council, the City entered into a certain agreement known as "An Amendment to the May 3, 1996 Agreement Between the City of Atlantic City and Mirage Resorts, Incorporated for the Development of the Huron North Redevelopment Area" (the "First Amendment"), which First Amend-ment was executed on January 8, 1998; and

         WHEREAS, Section 10.5.3 of the Agreement provides that any amendment to the Agreement must be in writing and specifically recite that it is being entered into by and between the City and the Redeveloper with the specific intention to modify the terms of the Agreement; and

                            EXHIBIT 10.77

         WHEREAS, there exists various public purpose projects within the City that are in need of immediate funding; and

         WHEREAS, pursuant to Section 4.3.1.1 of the Agreement, the Redeveloper and the City have agreed that the Redeveloper may be obligated to make certain payments of monies (the "Funds") to the City under certain circumstances set forth therein; and

         WHEREAS, pursuant to Section 4.3.1.2 of the Agreement, the parties have agreed that the City shall apply the Funds for the benefit of the residents of the City for approved projects (the "Approved Projects") as more specifically set forth therein; and

         WHEREAS, pursuant to Section 4.3.1.2 of the Agreement, the City and the Redeveloper have agreed that the City and the Redeveloper shall form a committee (the "Committee") consisting of one member appointed by the Mayor, one member appointed by the President of the City Council, and one member appointed by the Redeveloper and that the responsibility of the Committee will be to make a final determination as to how and on what projects the Funds will be expended; and

         WHEREAS, the  Redeveloper  and  the  City  have  agreed  that
Section 4.3.1.l of the Agreement provides that the Redeveloper is not obligated to pay the Funds, if any, to the City unless and until the Redeveloper receives credit from the State of New Jersey against its sales tax obligation for funds expended to conduct reimbursable environmental remediation activities at the Site (as defined in the Agreement); and

         WHEREAS, the Redeveloper and the City acknowledge that the Redeveloper may not receive credit from the State of New Jersey against its sale tax obligation for a substantial period of time; and

         WHEREAS, it would be in the best interest of the City to permit the Redeveloper to pay the City at this time a portion of the Funds the Redeveloper may owe to the City in order that the City may apply such funds for the Approved Projects; and

         WHEREAS, the public interest of the City will be served by funding the Approved Projects at this time; and

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
         WHEREAS, in Bryant vs. City of Atlantic City, 309 N.J. Super. 596 (App. Div. 1998), the Appellate Division modified (the "Modified Judgment") the Judgment (as defined in the First Amendment) to provide that Section 5.5 of the Agreement is void and severed from the Agreement; and

         WHEREAS, in light of the foregoing recitals, the City and the Redeveloper are desirous of entering into this Second Amendment to amend various sections of the Agreement; and

         WHEREAS, the City and the Redeveloper acknowledge that the mutual promises contained in this Second Amendment are good and valuable consideration for the binding execution of this Second Amendment;

IT IS ON THE DATE STATED ABOVE AGREED BY AND BETWEEN THE CITY AND THE REDEVELOPER AS FOLLOWS:

   2.    INCORPORATION OF RECITALS

         2.0   Incorporation of Recitals.    The recitals set forth in
         Section 1 of this Second Amendment are hereby incorporated by reference and are considered part of this Second Amendment.

   3.    DEFINITIIONS

         3.0 Governing Definitions. The defined words, phrases and terms in the Agreement and the First Amendment shall have their same respective meaning in this Second Amendment unless the context clearly indicates otherwise.

   4.    ENVIRONMENTAL ISSUES

         4.0 Sharing Formula. The Agreement is hereby amended to add the following provision:

               "4.3.1.1 Sharing Formula.

               (4) Notwithstanding anything to the contrary in Section 4.3.1.1(1) of the Agreement, the City and the Rede-veloper agree that the Redeveloper shall be permitted to make advance payments of the Funds, if any, that may ultimately be owed by the Redeveloper to the City and that the City shall (i) credit the amount of such Funds against any monetary obligation of the Redeveloper under Section 4.3.1.1 of the Agreement and (ii) expend the Funds solely for the purposes established in
               Section 4.3.1.2."

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
   5.    DEVELOPMENT OF THE PROJECT

         5.0   Subsequent Conveyance by Redeveloper.   Pursuant to the
Modified Judgment, Section 5.5 of the Agreement is void and severed from the Agreement.

   6.    MISCELLANEOUS

         6.0 Ratification of All Other Terms and Conditions of the Agreement and the First Amendment. Except to the extent inconsistent with the terms and conditions of this Second Amendment, all remaining terms and conditions of the Agreement and the First Amendment are hereby ratified and confirmed and are agreed to be in full force and effect.

   IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the date appearing on the first page hereof.

ATTEST                            CITY OF ATLANTIC CITY


    [Illegible]                        JAMES WHELAN
By:                               By:
    --------------------------         -------------------------------
                                       Mayor
                                       -------------------------------
                                       Title

                                       Approved as to form:

                                       DANIEL A. COREY
                                       -------------------------------
                                       DANIEL A. COREY, City Solicitor


ATTEST:                           MAC, CORP.


    SUSAN M. WALKER                    BRUCE A. LEVIN
By:                               By:
    --------------------------         -------------------------------
                                       VP/Asst. Secretary
                                       -------------------------------
                                       Title


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